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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2003

FOREST OIL CORPORATION
(Exact name of registrant as specified in charter)

New York (State or Other Jurisdiction of Incorporation)	1-13515 (Commission File Number)	25-0484900 (IRS Employer Identification No.)
2200 Colorado State Bank Building, 1600 Broadway, Denver, CO 80202 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: 303.812.1400

Item 5. Other Events and Regulation FD Disclosure.

        The Board of Directors of Forest Oil Corporation ("Forest") has approved Amendment No. 2 ("Amendment No. 2") to Forest's Restated Bylaws dated February 14, 2001 (the "Restated Bylaws"), which amends Forest's Restated Bylaws to authorize Forest to issue uncertificated shares. The foregoing summary is qualified in its entirety by reference to the complete Amendment No. 2, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

        The Board of Directors of Forest has entered into the First Amended and Restated Rights Agreement (the "First Amended Rights Agreement"), dated as of October 17, 2003, amending and restating Forest's Rights Agreement dated October 14, 1993, as amended from time to time. The rights issued under the First Amended Rights Agreement will now expire on October 29, 2013, unless earlier exchanged or redeemed, and entitle the holder thereof to purchase one one-hundredth of a preferred share at an initial purchase price of $120. The rights were scheduled to expire on October 29, 2003. Mellon Investor Services LLC will continue to serve as the Rights Agent under the First Amended Rights Agreement. The foregoing summary is qualified in its entirety by reference to the complete First Amended Rights Agreement, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: October 17, 2003	By:	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
3.1	Amendment No. 2, dated as of October 17, 2003, to the Restated Bylaws of Forest Oil Corporation dated as of February 14, 2001.
4.1	First Amended and Restated Rights Agreement, dated as of October 17, 2003, between Forest Oil Corporation and Mellon Investor Services LLC.

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES
  INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K